UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2019

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                             Election of Director

On May 20, 2019, Melissa V. Rewolinski, Ph.D. was appointed to the Board of Directors of Lannett Company, Inc. (the “Company”), effective July 1, 2019.  The Board of Directors increased the size of the Board from seven members to eight members and has elected Dr. Rewolinski to fill the newly created vacancy.

Dr. Rewolinski has over 20 years of experience in the pharmaceutical industry.  Dr. Rewolinski is the founder and principal of MVR Consulting, Inc., a consulting company providing counsel to small and mid-size biotechnology and pharmaceutical companies.  From 2008 through 2018, Dr. Rewolinski held a number of senior executive and research and development positions at Intercept Pharmaceuticals, Inc.  Previously, she held research and development positions at Amira Pharmaceuticals, Inc., Pfizer Global R&D and Pharmacia & Upjohn. Dr. Rewolinski earned a Bachelor of Science in chemistry, magna cum laude, and a Ph.D in organic chemistry from Rice University.

On July 1, 2019, Dr. Rewolinski will receive a grant of shares of common stock of the Company having a value of thirty-five thousand dollars ($35,000) in connection with her appointment to the Board of Directors of the Company.

Item 9.01                         FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

99.1	May 23, 2019 Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: May 23, 2019

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